                                                                 EXHIBIT 21

                     SUBSIDIARIES OF THE REGISTRANT
                            BROWN GROUP, INC.

                            JANUARY 28, 1995


                                               State or Country
            Name                               of Incorporation
            ----                               ----------------

Brown California, Inc.                         California
Brown Cayman Ltd.                              Cayman Islands
Brown Group International, Inc.                Delaware
Brown Group International Calcados Ltda.       Brazil
Brown Group Retail, Inc.                       Pennsylvania
Brown Limited                                  Hong Kong
Brown Missouri, Inc.                           Missouri
Brown Retail Development Company               Louisiana
Brown Shoe Company of Canada, Ltd.             Canada
Brown Texas, Inc.                              Texas
C. W. Nevada Wholesale, Inc.                   Nevada
C. W. Nevada Wholesale Two, Inc.               Nevada
CW Wholesale One L.P. (Partnership)            Texas
Clayton License, Inc.                          Delaware
KidNATION, Inc.                                Missouri
Laysan Company Limited                         Hong Kong
Linway Investment Limited                      Hong Kong
Maryland Square, Inc.                          Missouri
Maserati Footwear, Inc.                        New York
Moda Universal S.A. De C.V.                    Mexico (50% owned)
Nevada Brown, Inc.                             Nevada
PIC International Corporation                  Cayman Islands
PLD, Inc.                                           North Carolina
Pagoda Argentina S.A.                          Argentina (75% owned)
Pagoda Asia Pacific Limited                    Hong Kong
Pagoda International Corporation do Brazil     Brazil
Pagoda International Footwear Limited          Hong Kong
Pagoda International Limited                   Taiwan
Pagoda International SARL                      France
Pagoda Italia, S.r.l.                          Italy
Pagoda Netherlands C.V.                        Netherlands
Pagoda Netherlands Investment Corporation      Missouri
Pagoda Trading Company, Inc.                   Missouri
Pagoda Trading North America, Inc.             Missouri
The Right Shoe Only, Inc.                      North Carolina
Sidney Rich Associates, Inc.                   Missouri
Sunbelt Footwear, Ltd.                         California
Whitenox Limited                               Hong Kong

Exhibit 21
Subsidiaries of the Registrant (Continued)


Naturalizer Retail does business under the following names:

Naturalizer
Naturalizer Plus



Famous Footwear does business under the following names:

Air Step/Buster Brown
Bari Shoes
Brown Shoe Company Outlet
Factory Brand Shoes
Famous Footwear
Fashion Footwear
Gattis Shoes
Jack's Shoes
Jack Somers
Naturalizer Etc.
Naturalizer Outlet
Supermarket of Shoes



Brown Group, Inc. does business under the following name:

Brown Shoe Company